Exhibit 23.3


                       CONSENT OF OIL AND GAS CONSULTANT
                       ---------------------------------


As independent petroleum consultants to The Houston Exploration Company and KeySpan Exploration and Production, LLC, Miller and Lents, Ltd. hereby consents to the incorporation of our report included in this Form 10-K/A of KeySpan Corporation and into the KeySpan Corporation's previously filed Registration Statements File Nos. 333-53657, 333-53765, 333-92003, 333-79151, 333-40472,
333-43768, 333-60294 and 333-82230.


                                           MILLER AND LENTS, LTD.



                                           By  /s/Christopher A. Butta
                                               ------------------------
                                               Christopher A. Butta
                                               Senior Vice President


July 24, 2003
Houston, Texas